Fourth Quarter 2020 Investor Presentation March 3, 2021

We make forward-looking statements in this presentation that are subject to risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for mortgage loans, MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between mortgage loans, MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on mortgage loans, Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies, such as the recent outbreak of COVID-19. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

Lisa Meyer Chief Financial Officer & Treasurer Jennifer W. Murphy Chief Executive Officer & President Greg Handler Interim Co-Chief Investment Officer 2 Sean Johnson Interim Co-Chief Investment Officer Fourth Quarter 2020 WMC Earnings Call Presenters

3 Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company, LLC ("Western Asset") • One of the world’s leading global fixed income managers, known for team management, proprietary research, robust risk management and a long-term fundamental value approach. • AUM of $484.5 billion(1) ◦ AUM of the Mortgage and Consumer Credit Group is $69.5 billion(1) ◦ Extensive mortgage and consumer credit investing track record ∙ Publicly traded mortgage REIT positioned to capture attractive current and long-term investment opportunities in the residential and commercial mortgage markets ∙ Completed Initial Public Offering in May 2012 Please refer to page 20 for footnote disclosures. Overview of Western Asset Mortgage Capital Corporation

Company Update During these challenging times, the Company focused on improving the balance sheet by reducing debt and leverage, increasing liquidity and shareholder equity, and completing new financing arrangements that significantly reduce the Company’s exposure to short term repurchase agreements. The Company remains focused on its long-term objectives of generating an attractive dividend supported by sustainable earnings, with a relatively stable book value. Fourth quarter highlights are summarized below: • Increased our fourth quarter dividend to $0.06. Management believes the portfolio's earning power provides solid support for the dividend. • In October 2020, the Company amended the residential whole loan facility to a limited mark to market facility with a 12 month term bearing an interest rate of one month LIBOR plus 2.75% and eliminated the premium recapture fee for investments financed under the amended facility. • During the fourth quarter, the Company acquired and retired approximately $25.0 million of convertible senior notes at a discount of approximately 13% to par value, reducing the outstanding balance to $175.0 million. • The Company continued to see recovery in most asset values in the fourth quarter. The Company believes as the economy continues to reopen the investment portfolio is well positioned for further appreciation. 4

5 Please refer to page 20 for footnote disclosures. ▪ GAAP book value per share of $4.20, increased $0.13 from $4.07 in the third quarter. ▪ GAAP net income of $10.8 million, or $0.18 per basic and diluted share. ▪ Core earnings of $7.2 million(2), or $0.12 per basic and diluted share. ▪ Economic return on book value was 4.7%(3) for the quarter. ▪ Economic book value(5) per share of $4.19 increased 1.9% from $4.11 in the third quarter. ▪ 2.11%(4) annualized net interest margin on our investment portfolio. ▪ 2.1x recourse leverage as of December 31, 2020. ▪ On December 17, 2020 we declared a fourth quarter common dividend of $0.06 per share. Fourth Quarter Financial Highlights

6 The following are the Company's key metrics as of December 31, 2020; Share Price Market Cap (in MMs) 12/31/20 GAAP Book Value Per Share 9/30/20 GAAP Book Value Per Share Q4 Book Value Change 12/31/20 Economic Book Value(5) 9/30/20 Economic Book Value(5) Q4 Economic Book Value Change $3.26 $198.2 $4.20 $4.07 3.2% $4.19 $4.11 1.9% Price to GAAP Book Value Q3 Dividend Q4 Dividend Q4 Dividend Change Q4 Economic Return(3) Q4 Dividend Yield Recourse Leverage Net Interest Margin(5) 77.6% $0.05 $0.06 20% 4.7% 7.4% 2.1x 2.11% Please refer to page 20 for footnote disclosures. WMC Key Metrics

Investment Type Portfolio Summary ($ in millions) December 31, 2020 No. of Investments Principal Balance Amortized Cost Fair Value Residential Whole Loans 2,497 $ 985 $ 1,007 $ 1,009 Commercial Loans 11 325 325 311 Non-Agency CMBS, including IOs 26 235 210 164 Agency and Non-Agency RMBS, including IOs 16 38 30 27 Securitized Commercial Loan(7) 2 1,740 1,604 1,605 Residential Bridge Loans(6) 29 15 15 14 Other Securities(8) 10 52 49 49 2,591 $ 3,390 $ 3,240 $ 3,179 Property Type 55.0% 33.3% 4.7% 3.5%2.0% 1.5% Retail and Entertainment Residential Hotel Nursing Home/Assisted Living Facilities Office Other 7 50.5% 31.7% 9.8% 5.2%1.4% 0.9% 0.5% Securitized Commercial Loans Residential Whole-Loans Commercial Loans Non-Agency CMBS Other Securities Agency and Non-Agency RMBS Residential Bridge Loans Please refer to page 20 for footnote disclosures. Investment Portfolio Overview

8 Overview ($ in millions) December 31, 2020 Total number of loans 2,497 Principal $ 984.6 Fair value $ 1,008.8 Unrealized gain $ 1.8 Weighted average remaining term in years 27.5 Weighted average LTV 62.9 % Weighted average original FICO score(18) 744 Loan Performance Geographic Concentration 66.6% 24.5% 7.3%1.1% 0.5% West Northeast Southeast Southwest Midwest N um be r o f L oa ns 7 2,439 16 3 6 26 Loans in Forbearance Current 1-30 Days 31-60 Days 61-90 Days 90+ Days 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 2,750 3,000 Non-Qualified Residential Mortgages

9 Overview ($ in millions) December 31, 2020 Number of loans held 11 Principal balance $ 325.4 Fair value $ 310.5 Unrealized loss $ 14.8 Percentage of floating rate loans 100.0 % Percentage of senior loans 74.1 % Percentage of performing loans 90.8 % Weighted average extended life in years 2.6 Weighted average original LTV 65.1% 35.5% 25.9% 22.9% 12.7%3.0% Nursing Home/Assisted Living Facilities Retail and Entertainment Center Hotel Retail Apartment Complex Property Type Geographic Concentration 50.8% 18.6% 17.6% 13.0% Northeast Midwest Southeast West Unleveraged Weighted Average Effective Yield 7.7% 7.3% 6.8% 6.5% 6.5% 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 0% 2% 4% 6% 8% 10% Commercial Loans

10 Overview ($ in millions) December 31, 2020 Total number of investments 26 Principal $ 235.5 Fair value $ 164.1 Unrealized loss $ 46.2 Weighted average expected life in years 3.0 Weighted average original LTV 64.4% 80.4% 18.8%0.8% Non-Investment Grade Investment Grade D/Not Rated 1.8% 0.7% 17.5% 0.4% 8.7% 6.6% 6.8% 2.7% 12.0% 40.5% 2.3% 2006 2007 2011 2012 2014 2015 2016 2017 2018 2019 2020 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% Ratings Category Vintage Vintage Year 47.5% 39.3% 13.2% Hotel Office Retail Property Type Geographic Concentration 42.9% 24.6% 14.1% 8.0% 6.8%3.6% West Midwest Northeast Bahamas Southeast Southwest Non-Agency CMBS Investments

11 Overview Total number of investments 2 Principal $ 1,739.8 Fair value $ 1,605.3 Unrealized gain $ 1.0 Weighted average expected life in years 3.6 Weighted average yield 6.1 % Geographic Concentration 84.6% 5.7% 4.0% 3.0%2.7% Midwest Northeast Southeast Southwest Puerto Rico Securitized Commercial Loan Portfolio Principal Amortized Cost Fair Value Property Type RETL 2019 - RVP $ 354.2 $ 354.4 $ 339.4 Retail CSMC Trust 2014 - USA 1,385.6 1,249.9 1,265.9 Retail and Entertainment Center $ 1,739.8 $ 1,604.3 $ 1,605.3 The Company had variable interests in two third party sponsored CMBS VIEs, RETL 2019-RVP and CSMC Trust 2014-USA. The Company determined that it was the primary beneficiary of these VIEs and was required to consolidate. The securitized commercial loans that serve as collateral for the securitized debt issued by these VIEs can only be used to settle the securitized debt. The following table represents the Company's economic exposure to these VIEs, which is limited to the fair value if its investments: Investments in CMBS VIEs Principal Amortized Cost Fair Value RETL 2019 - RVP - Class HRR $ 45.3 $ 45.3 $ 41.9 CSMC Trust 2014 - USA - Class F 14.9 13.8 9.7 $ 60.2 $ 59.1 $ 51.6 Securitized Commercial Loans ($ in millions)

12 Please refer to page 20 for footnote disclosures. For Three Months Ended December 31, 2020 ($ in thousands - except per share data) Agency RMBS Non- Agency CMBS Non- Agency RMBS Residential Whole- Loans Residenti al Bridge Loans(6) Other Securities(8) Commercia l Loans Securitized Commercial Loans(16) Total Interest Income(12) $ 38 $ 5,116 351 $ 11,468 $ 214 $ 727 $ 5,417 $ 24,421 $ 47,752 Interest expense(13) (8) (1,581) (263) (10,583) (150) (325) (1,739) (23,566) (38,215) Miscellaneous interest income(14) — — — — — (46) — — (46) Net Interest Income 30 3,535 88 885 64 356 3,678 855 9,491 Realized gain (loss) on investments — (920) — — (137) — — — (1,057) Unrealized gain (loss) on investments(15) (14) 1,338 (321) 2,679 (209) 8,668 (8,063) 51,263 55,341 Securitized debt unrealized gain (loss) — — — — — — — (51,369) (51,369) Gain (loss) on derivative instruments, net — — — — — 206 — — 206 Portfolio Income (Loss) $ 16 $ 3,953 $ (233) $ 3,564 $ (282) $ 9,230 $ (4,385) $ 749 $ 12,612 BV Per Share Increase (Decrease) $ — $ 0.07 $ (0.01) $ 0.06 $ — $ 0.15 $ (0.07) $ 0.01 $ 0.21 Fourth Quarter Portfolio Income Attribution(11)

Investment Type 41.0% 28.5% 13.0% 9.2% 6.4%1.8% Commercial Loans Non-Agency CMBS Agency and Non-Agency RMBS Residential Whole-Loans Other Securities Residential Bridge Loans Portfolio Summary ($ in millions) December 31, 2020 No. of Investments Principal Balance Amortized Cost Fair Value Residential Whole Loans 142 $ 69 $ 71 $ 70 Commercial Loans 11 325 325 311 Non-Agency CMBS, including IOs 28 296 269 216 Agency and Non-Agency RMBS, including IOs 26 79 70 98 Residential Bridge Loans 29 15 15 14 Other Securities 10 52 49 49 246 $ 836 $ 799 $ 758 Property Type 25.6% 25.2% 19.7% 14.6% 8.5% 6.4% Retail and Entertainment Residential Hotel Nursing Home/Assisted Living Facilities Office Other * Includes the value of the retained interest or acquired security of the VIEs (RETL 2019, CSMC USA, Arroyo 2019-2 and Arroyo 2020-1) held by the Company and excludes the asset and liabilities associated with each of consolidated trusts (RETL 2019, CSMC 2020, Arroyo 2019-2 and Arroyo 2020-1). See page 23 for reconciliation to GAAP basis portfolio composition. 13 Investment Portfolio Overview (*Unconsolidated)

Financing ($ in millions)

At December 31, 2020, the Company had borrowings under five master repurchase agreements. Of the $358.8 million in outstanding borrowings, $250.2 million of the borrowings are in long-term facilities with limited mark to market margin call exposure.

Repurchase Agreement Financing December 31, 2020				
		Outstanding Borrowings	**Weighted Average Interest Rate Interest Rate**	**Weighted Average Remaining Days to Maturity**
Short-Term Borrowings				
Agency RMBS	$	1.4	1.34%	59
Non-Agency CMBS		10.3	2.25%	14
Residential Whole Loans		29.8	3.71%	15
Residential Bridge Loans		11.3	2.73%	36
Commercial Loans		34.4	3.32%	75
Membership Interest		18.8	2.90%	29
Other securities(8)		2.6	4.51%	19
Subtotal		**108.6**	**3.19%**	**39**
Long-Term Borrowings:				
Non-Agency CMBS		66.8	5.23%	126
Non-Agency RMBS		14.6	5.23%	126
Residential Whole Loans (9)		30.2	3.00%	278
Commercial Loans (9)		124.9	2.17%	287
Other Securities(8)		13.7	5.24%	126
Subtotal		**250.2**	**3.74%**	**225**
Repurchase agreements borrowings		**358.8**	**3.57%**	**169**
Less unamortized debt issuance costs		1.9	N/A	N/A
Repurchase agreements borrowings, net	**$**	**356.9**	**3.57%**	**169**

Please refer to page 20 for footnote disclosures.

14

Western Asset Mortgage Capital Corp.

Long-Term Financing Facilities Residential Whole Loan Financing Facility ▪ As of December 31, 2020, approximately $67.1 million in non QM loans remained in the facility. The outstanding borrowing under this facility was $30.2 million as of December 31, 2020. ▪ On October 6, 2020, the Company entered into an amendment with respect to its residential loan warehouse facility. The amendment serves to convert the existing residential loan facility to a limited mark to market margin facility that bears an interest rate of LIBOR plus 2.75%, with a LIBOR floor of 0.25%. The target advance rate under the amended facility is 84% and the facility matures on October 5, 2021. As part of the amendment, the premium recapture fee was eliminated for investments financed under the facility. With the amendment the Company paid $12.0 million of the accrued premium recapture fee with the balance of $8.5 million due upon the maturity of the amended facility. Commercial Whole Loan Facility • As of December 31, 2020, the company had approximately $124.9 million in borrowings, with a weighted average interest rate of 2.17% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $242.1 million. The facility automatically rolls until such time that it is terminated pursuant to the terms of the agreement by either the borrower or lender or until certain conditions of default. Non-Agency CMBS and Non-Agency RMBS Facility • On May 4, 2020, the Company supplemented one of its existing securities repurchase facilities to consolidate most of its CMBS and RMBS assets, which were financed by multiple counterparties, into a single term facility with limited mark to market margin requirements. Interest on the facility is due from the Company at a rate of three-month LIBOR plus 5.00% payable quarterly in arrears. Half of all principal repayments on the underlying assets will be applied to repay the obligations owed to the counterparty, with the remainder paid to the Company, unless the LTV Trigger has occurred, in which case all principal payments will be applied to repay the obligations. • As of December 31, 2020, the Company had borrowed $95.1 million under this facility. Convertible Senior Unsecured Notes • In the fourth quarter of 2020, the Company repurchased $25.0 million aggregate principal amount of the 2022 Notes at an approximate 13% discount to par value, plus accrued and unpaid interest. As of December 31, 2020, the Company had $175.0 million aggregate principal amount of 6.75% convertible senior unsecured notes outstanding. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock. 15Please refer to page 20 for footnote disclosures. Financing (Continued)

Financing (Continued)

Non-Recourse Financings

Mortgage-Backed Notes

The residential mortgage-backed notes issued by the Company for the Arroyo Trust 2019-2 and the Arroyo Trust 2020-1 securitizations can only be settled with the residential loans that serve as collateral for the securitized debt and are non-recourse to the Company. These notes are carried at amortized cost on the Company's Consolidated Balance Sheets. The Company retained the subordinate bonds, and these bonds had a fair market value of $43.2 million and $27.7 million, respectively, at December 31, 2020. The retained subordinate bonds for both securitizations are eliminated in consolidation.

- The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2019 securitization at December 31, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:(10)				
Class A-1	$ 511.6	3.3%	$ 511.6	4/25/2049
Class A-2	27.4	3.5%	27.4	4/25/2049
Class A-3	43.4	3.8%	43.4	4/25/2049
Class M-1	25.1	4.8%	25.1	4/25/2049
	607.5		607.5	
Less: Unamortized Deferred Financing Cost	N/A		4.4	
Total	**$ 607.5**		**$ 603.1**	

- The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2020 securitization at December 31, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:(10)				
Class A-1A	$ 222.1	1.7%	$ 222.1	3/25/2055
Class A-1B	26.4	2.1%	26.4	3/25/2055
Class A-2	13.5	2.9%	13.5	3/25/2055
Class A-3	18.0	3.3%	18.0	3/25/2055
Class M-1	11.7	4.3%	11.7	3/25/2055
Subtotal	291.7		291.7	
Less: Unamortized Deferred Financing Costs	N/A		2.5	
Total	**$ 291.7**		**$ 289.2**	

Please refer to page 20 for footnote disclosures.

16

Western Asset Mortgage Capital Corp.

Financing (Continued)

As of December 31, 2020, the Company had two consolidated commercial mortgage-backed variable interest entities that had an aggregate securitized debt balance of $1.6 billion. The securitized debt of the trusts can only be settled with the collateral held by the trusts and is non-recourse to the Company. The Company holds an interest in certain subordinate bonds of the RETL 2019 and CMSC 2014 USA securitzations and these bonds had a fair market value of $41.9 million and $9.7 million, respectively, at December 31, 2020. The retained subordinate bonds for both securitizations are not reflected in the below tables because they are eliminated in consolidation.

The following table summarizes RETL 2019 Trust's commercial mortgage pass-through certificates at December 31, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Class A	$ 0.5	1.7%	$ 0.5	3/15/2021
Class B	308.4	2.3%	296.9	3/15/2021
Class X-EXT (Interest Only)	N/A	1.1%	—	3/15/2021
	$ 308.9		**$ 297.5**	

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at December 31, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Class A-1	$ 120.4	3.3%	$ 120.4	9/11/2025
Class A-2	531.7	4.0%	538.5	9/11/2025
Class B	136.4	4.2%	138.0	9/11/2025
Class C	94.5	4.3%	85.1	9/11/2025
Class D	154.0	4.4%	127.1	9/11/2025
Class E	180.2	4.4%	131.9	9/11/2025
Class F	153.6	4.4%	99.9	9/11/2025
Class X-1 (Interest Only)	n/a	0.5%	12.8	9/11/2025
Class X-2 (Interest Only)	n/a	0.4%	2.6	9/11/2025
	$ 1,370.7		**$ 1,256.3**	

17

Western Asset Mortgage Capital Corp.

18 Economic • Global economy is recovering. • Fiscal and monetary policy is expected to remain supportive. • Second half should see meaningful pick-up in growth as economy “reopens.” • Global economic slack, debt burdens, labor market scarring, and Small and Mid- sized Enterprises/Business disruption will take years to absorb. • Central bank policy rates are expected to be very low for very long. • Re-ignition of inflation appears to be years away. Investment implications • Reopening spread products are expected to outperform Treasury and Sovereign bonds. • The dollar is expected to weaken only mildly. • Interest rates are expected to be broadly range-bound. 2021 Outlook

19 Residential and commercial credit sensitive mortgage sectors have continued to recover from the unprecedented underperformance from the onset of the pandemic in March. Recovery has been uneven, with sectors that have received direct Federal Reserve intervention, like Agency RMBS and CMBS, generally seeing more recovery than credit-oriented residential loans and securities that were also impacted by uncertainties impacting collateral performance. Looking forward, the Company expects to continue to focus investment in credit sensitive mortgages and opportunistically in agency MBS during 2021. Mortgage Spreads Recovery Path

20 (1) As of December 31, 2020. (2) Core Earnings is a non-GAAP financial measure that is used by us to approximate cash yield or income associated with our portfolio and is defined as GAAP net income (loss) as adjusted, excluding, net realized gain (loss) on investments and termination of derivative contracts, net unrealized gain (loss) on investments and debt, net unrealized gain (loss) resulting from mark-to-market adjustments on derivative contracts, provision for income taxes, non-cash stock-based compensation expense, non-cash amortization of the convertible senior unsecured notes discount, one-time charges such as acquisition costs and impairment on loans and one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between us, our Manager and our Independent Directors and after approval by a majority of our independent directors. (3) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (4) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the period. Excludes the net income from the consolidation of VIE Trusts required under GAAP. (5) Economic book value is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by taking the GAAP book value and 1) adding the fair value of the retained interest or acquired security of the VIEs held by the Company and 2) the removing the asset and liabilities associated with each of consolidated trusts (RETL 2019, CSMC 2014 USA, Arroyo 2019-2 and Arroyo 2020-1). Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies. (6) The bridge loans acquired prior to October 25, 2017 are carried at amortized costs, since we did not elect the fair value option for these loans. For the bridge loans acquired subsequent to October, 25, 2017, we elected the fair value option to be consistent with the accounting of other investments. Accordingly, the carrying amount of the bridge loans as of December 31, 2020 includes $12.8 million of residential bridge loans carried at fair value and $1.1 million of residential bridge loans carried at amortized costs. (7) At December 31, 2020, the Company held a $51.6 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entities. The Securitized Commercial loans value represents the estimate fair market value of two single loan within two variable interest entities. (8) Other investments include ABS and GSE Credit Risk Transfer securities. (9) Certain Residential Whole Loans and Commercial Loans were financed under two longer term repurchase agreements. These facilities automatically renew until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral. (10) The subordinate notes were retained by the Company. (11) Non-GAAP measure which includes net interest margin (as defined in footnote 4) and realized and unrealized gains or losses in the portfolio. (12) Non-GAAP measure which includes interest income on IO's and IIO's accounted for as derivatives and other income. (13) Convertible senior notes interest expense has been allocated based on fair value of investments at December 31, 2020. (14) Includes miscellaneous fees and interest on cash investments. (15) Non-GAAP measure which includes net unrealized losses on IO's and IIO's accounted for as derivatives. (16) The portfolio income attribution for securitized commercial loan is presented on a consolidated basis. (17) The original FICO score is not available for 236 loans with a principal balance of approximately $75.2 million at December 31, 2020. The Company has excluded these loans from the weighted average computations. Footnotes

21 Supplemental Information

22 Please refer to page 20 for footnote disclosures. Amounts Per Share GAAP Book Value at September 30, 2020 $ 247,789 $ 4.07 Common dividend (3,649) (0.06) 244,140 4.01 Portfolio Income Net Interest Margin 9,491 0.16 Realized gain (loss), net (1,041) (0.02) Unrealized gain (loss) on, net 4,162 0.07 Net portfolio income 12,612 0.21 Net realized gain (loss) on debt extinguishment 2,384 0.04 Operating expenses (1,390) (0.02) General and administrative expenses, excluding equity based compensation (2,605) (0.04) Provision for taxes (29) — GAAP Book Value at December 31, 2020 $ 255,112 $ 4.20 Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned Deconsolidation of VIEs assets (2,651,627) (43.60) Deconsolidation VIEs liabilities 2,528,536 41.58 Interest in securities of VIEs owned, at fair value 122,533 2.01 Economic Book Value at December 31, 2020 $ 254,554 $ 4.19 Book Value Roll Forward ($ in thousands)

23 *Excludes consolidation of VIE Trusts required under GAAP Please refer to page 20 for footnote disclosures. Total Investment Portfolio ($ in millions) December 31, 2020 Consolidated (As Reported) Investments of Consolidated VIEs Interest in securities of VIEs owned Unconsolidated (Non GAAP) Residential Whole Loans $ 1,009 $ (939) $ — $ 70 Commercial Loans 311 — — 311 Non-Agency CMBS, including IOs 164 — 52 216 Agency and Non-Agency RMBS, including IOs 27 — 71 98 Securitized Commercial Loan(7) 1,605 (1,605) — — Residential Bridge Loans(6) 14 — — 14 Other Securities(8) 49 — — 49 Total $ 3,179 $ (2,544) $ 123 $ 758 Adjusted* Portfolio Composition

Commercial Loans as of December 31, 2020 ($ in millions)

Loan	Acquisition Date	Loan Type	Principal Balance	Fair Value	LTV	Interest Rate	Maturity Date	Extension Option	Collateral	Geographical Location
CRE 1[1]	June 2018	Interest-Only First Mortgage	$ 30.0	$ 27.4	65.0%	1-Month LIBOR plus 4.50%	6/9/2021	None	Hotel	West
CRE 2	June 2019	Principal & Interest First Mortgage	47.2	46.8	75.0%	1-Month LIBOR plus 4.75%	1/11/2022	Two One-Year Extensions	Nursing Facilities	Southeast
CRE 3[2]	August 2019	Interest-Only Mezzanine loan	90.0	80.3	57.9%	1-Month LIBOR plus 9.25%	6/29/2021	Two-Year First Extension and One-Year Second Extension	Entertainment and Retail	Northeast
CRE 4	September 2019	Interest-Only First Mortgage	40.0	39.3	63.0%	1-Month LIBOR plus 3.02%	8/6/2021	Two One-Year Extensions	Retail	Northeast
CRE 5	December 2019	Interest-Only First Mortgage	24.5	23.9	61.8%	1-Month LIBOR plus 3.75%	11/6/2021	Three One-Year Extensions	Hotel	Northeast
CRE 6	December 2019	Interest-Only First Mortgage	13.2	12.9	61.8%	1-Month LIBOR plus 3.75%	11/6/2021	Three One-Year Extensions	Hotel	West
CRE 7	December 2019	Interest-Only First Mortgage	7.3	7.1	61.8%	1-Month LIBOR plus 3.75%	11/6/2021	Three One-Year Extensions	Hotel	Midwest and Southeast
CRE8	December 2019	Interest-Only First Mortgage	4.5	4.5	79.0%	1-Month LIBOR plus 4.85%	12/6/2022	None	Assisted Living	Southeast
SBC 1	July 2018	Interest-Only First Mortgage	45.2	45.0	74.0%	One-Month LIBOR plus 4.25%	8/1/2021	One-Year Extensions	Nursing Facilities	Midwest
SBC 2	January 2019	Interest-Only First Mortgage	9.2	9.2	84.0%	One-Month LIBOR plus 4.00%	12/1/2021	One-Year Extension	Apartment Complex	Midwest
SBC 3	January 2019	Interest-Only First Mortgage	14.4	14.3	49.0%	One-Month LIBOR plus 4.10%	7/1/2021	None	Nursing Facilities	Northeast
			$ 325.5	**$ 310.7**						

(1) In the fourth quarter, the Company commenced foreclosure proceedings on CRE 1. However, on February 24, 2021, the borrower filed for bankruptcy protection. The Company expects to move forward with foreclosure subject to the bankruptcy process, and believes there is a reasonable likelihood that the outstanding principal balance of $30 million will be recovered, although there is no assurance.

(2) The Company's CRE 3 mezzanine loan is receiving interest payments from a reserve that will become exhausted in June 2021.

24

Western Asset Mortgage Capital Corp.

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information